Exhibit 10.5

July 22, 2025

GSR Strategies LLC
c/o Corporation Service Company
251 Little Falls Drive, Wilmington, DE 19808
Email: legal@gsr.io; trading-ops@gsr.io
Attn: Legal & Compliance

Re:          Side Letter - Board Nominee Right

Ladies and Gentlemen,

This letter agreement will confirm our agreement that, in connection with and effective as of the purchase of 1,461,988 shares of Common Stock, $0.00000002 par value per share (or pre-funded warrants to purchase shares of Common Stock (collectively, the “Securities”) of MEI Pharma, Inc., a Delaware corporation (the “Company”), by GSR Strategies LLC (the “Investor” or “us”) on the date hereof pursuant to the terms of that certain Securities Purchase Agreement dated July 17, 2025 by and among the Company and the Purchasers (as defined therein), as may be further amended/or restated from time to time (the “Securities Purchase Agreement”), the Investor shall be entitled to the following contractual rights:

The Investor shall       have the right to nominate, maintain and replace one representative designated by the Investor (“Investor Director”) to be a director of the Company and to serve as a member of the class of directors whose term expires at the fiscal 2026 annual meeting of stockholders (the “Annual Meeting”), and the Company’s board of directors (the “Board”) shall renominate the Investor Director at the Annual Meeting for election to the class of directors to be elected at such meeting. The Investor Director shall have the right to attend and vote at all meetings and resolutions of the  Board, and, in this respect, to receive due notice of all such Board Meetings and receive copies of all board papers, notices, agendas, proposed resolutions, minutes, actions and other materials that the Company provides to its Board and any committees thereof (if any) to which the Investor Director may be appointed in accordance with its constitutional documents from time to time. The Investor shall be entitled to remove and replace the Investor Director at any time by notice in writing to the Company served at its address set forth in the Securities Purchase Agreement, and appoint another person to act in his/her place. The Investor Director shall be paid such director’s fee and shall be reimbursed for such reasonable out-of-pocket expenses by the Company, in an amount and frequency as is customary for members of the Board.

No provision of this letter agreement may be amended, waived or modified without the written consent of both the Company and the Investor.

This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

This letter agreement may be signed electronically, including through DocuSign and similar applications. This letter agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature Page Follows]

Exhibit 10.5
Very truly yours,	Agreed and Accepted:

GSR Strategies LLC	MEI Pharma, Inc.

/s/ Jonathan Loflin	/s/ Justin File
Name: Jonathan Loflin	Name: Justin File
Title Manager	Title Acting CEO and CFO

[Signature Page to Side Letter]